Exhibit 10.2

1

DiMi v4 -- EXTENSION OF SERVICES

FOR “DiMi Telematics International Inc.”

Scope

With DiMi v4 reaching completion, it's time for our teams to focus on the next challenges: 1. Phone Apps

DiMi's original conception was to make a web application fully accessible from smartphones. That job has been done outstandingly, as we're delivering a fast, light and good looking application heavily based on javascript that looks and works great across different devices.

However, an immediate priority after completing the project will be to deliver iPhone and Android applications, and to connect them with their app markets.

Creating fully native applications is going to be costly and lengthy. Instead, we'll work with a compiler that's basically going to take the application and package it for these apps.

Our job will be to tweak, debug and adapt everything to make sure the packaging works and performs as it should on the new platforms.

Additionally, our team will do the app registration process on Apple and Google's app markets.

Creative Media Farm S.L. • Calle Fuencarral 101 / 6º3 – Madrid, Spain • Phone: +34 91 7046497 • hola@farm.co

Proprietary and Confidential: This document may contain confidential and/or privileged information. Use of material contained in this document without the express written permission of Farm.co is prohibited. © August 2013 [Farm.co]

2

2. Drivers & Improvements

DiMi v4 has been built around the ELK M1 Gold Cross--platform controller. Other devices can connect to it, but some brands have their specific, unique cross--platform central panel.

For those drivers, our internal process is as follows:

i)               Learning curve

We'll need the panel and access to full documentation. It takes us roughly 40--50 hours to play around with the docs and run some experiments.

ii)             Development

We can't anticipate how many hours it will take to develop around each of these devices. All of them will be different, documentation might be more or less complex, more or less thorough, etc. Considering our current experience and knowledge, extrapolating from our experience with ELK, developing a driver to connect new control panels with the DiMi API we built will take 100 to 130 hours.

iii)           Testing & Shipping

After the hardware is done, we can test it out and push it live. This will take 20--30 hours.

After reading the documentation for each brand, we'll be able to forecast what we can/can't do and how much time we need. But before analyzing the docs and playing around with the hardware we cannot estimate more accurately.

For these reasons, we believe the ideal way to handle these tasks is through a 4--month retainer with a monthly 200 hour workload. If a driver takes less time, we can just keep moving forward to the next one.

The retainer would cover tasks beyond new hardware compatibility, also including any continuous improvement of the application*. This is specially good in early stages because your early adopters might -- and will -- suggest new features or tweaks as they start using the application.

We'd renew our agreement every four months, ending it when we're all sure there are no improvements to be made or adjusting it to a reduced number of hours for maintenance only.

* Debugging not included, as you'll have four weeks of testing and debugging included after we deliver the app.

The initial hardware compatibility and features roadmap so far includes:

•       Lutron panel compatibility

•       BacNet panel compatibility

•       Train HVAC compatibility

•       zWave panel compativility

•       Other hardware to be defined

•       Streaming Video

•       Minor features (iCal alerts, etc).

Creative Media Farm S.L. • Calle Fuencarral 101 / 6º3 – Madrid, Spain • Phone: +34 91 7046497 • hola@farm.co

Proprietary and Confidential: This document may contain confidential and/or privileged information. Use of material contained in this document without the express written permission of Farm.co is prohibited. © August 2013 [Farm.co]

3

Pricing, Timeframes & Payment Options

a)     Phone Apps

USD 13,800

Starting date: Immediate

End date: September 5th

Publication date: Depends on each app market. It usually takes 7 days to get approved and published.

Suggested payment calendar:

50% to start

25% after delivering the app

25% after the app is approved and available on the app markets

b)     Drivers & Improvements

200 hours a month / USD 72* USD 14,400 monthly.

Paid in advance in the first five days each month.

Expected starting date: August 15th or September 1st. End date: January 2014.

* Ruby Development hourly rate is USD 80, we're providing a 10% discount for signing a four--month commitment.

Please direct any questions, comments or concerns to:

Santiago Melluso, Co--Founder & CEO santiago@farm.co

At Farm.Co we thank you for your business!

Creative Media Farm S.L. • Calle Fuencarral 101 / 6º3 – Madrid, Spain • Phone: +34 91 7046497 • hola@farm.co

Proprietary and Confidential: This document may contain confidential and/or privileged information. Use of material contained in this document without the express written permission of Farm.co is prohibited. © August 2013 [Farm.co]